Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 2 to the Form S-1 Registration Statement filed by MedPro Safety Products, Inc. on July 13, 2009 of our report dated March 30, 2009 on the 2008 and 2007 financial statements of MedPro Safety Products, Inc.. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Rodefer Moss & Co., PLLC

Knoxville, Tennessee
July 13, 2009